Exhibit 99.2

1 Fourth Quarter 2016 Results Investor Conference Call March 1, 2017 Quaker Chemical Corporation

Regulation G The attached charts include C ompany information that does not conform to generally accepted accounting principles (“GAAP”). Management believes that an analysis of this data is meaningful to investors because it provides insight with respect to ongoing operating results of the Company and allows investors to better evaluate the financial results of the Company. These measures should not be viewed as an alternative to GAAP measures of performance. Furthermore, these measures may not be cons istent with similar measures provided by other companies. This data should be read in conjunction with the C ompany’s fourth quarter and full year earnings news release dated February 28, 2017, which has been furnished to the SEC on Form 8-K and the Company’s Form 10-K for the year ended December 31, 2016, which has been filed with the SEC. Forward-Looking Statements This presentation may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results t o differ materially from those projected in such statements. A major risk is that demand for the Company’s products and services is largely derived from the demand for its customers’ products, which subjects the Company to uncertainties related to downturns in a customer’s business and unanticipated customer production shutdowns. Other major risks and uncertainties include, but are not limited to, significant increases in raw material costs, customer financial stability, worldwide economic and political co nditions, foreign currency fluctuations, significant changes in applicable tax rates and regulations, future terrorist attacks and other acts of violence. Other factors could also adversely affect us. Therefore, we caution you not to place undue reliance on our forward-looking statements. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995. Risks and Uncertainties Statement

Speakers Michael F. Barry Chairman of the Board, Chief Executive Officer & President Mary Dean Hall Vice President, Chief Financial Officer & Treasurer Robert T. Traub Vice President, General Counsel & Corporate Secretary Chart #1

Fourth Quarter 2016 Headlines ▪ Organic volume growth of 7% drives a 4% increase in quarterly net sales despite continued FX headwinds ▪ Strong quarterly earnings of $1.31 per diluted share result in a 9% increase in non - GAAP earnings per diluted share to $1.26 ▪ Fourth quarter and full year net income of $17.4 million and $61.4 million lead to quarterly adjusted EBITDA of $25.6 million and record full year adjusted EBITDA of $106.6 million Chart #2

Chairman Comments Fourth Quarter and Full Year 2016 ▪ Fourth Quarter / Full Year 2016 x Revenue growth driven primarily by increases in organic volume with continued market share gains, which offset continued negative impacts from foreign exchange x SG&A leverage on cost savings efforts, including the 2015 restructuring program, help offset gross margin declines in the quarter and full year x Strong operating performances lead to quarter and full year non - GAAP EPS increases of 9% and 4%, respectively, despite negative foreign exchange impacts of 5% and 4%, respectively ▪ 2017 Outlook x Positive – Market share gains and leveraging of past acquisitions will continue to help offset end market challenges x Positive – Further operating leverage from cost savings efforts, including a full year of savings from the 2015 Global Restructuring Program x Negative – Continued foreign exchange headwinds are anticipated Chart #3 Overall, we remain confident in our future and expect 2017 to be another good year for Quaker, as we expect to increase non - GAAP earnings and adjusted EBITDA for the eighth consecutive year

▪ Non - GAAP earnings per diluted share increased 9% in the quarter to $1.26 and 4% for the full year to $4.60, despite the negative impact from foreign exchange of 5% for the quarter and 4% for the full year ▪ Fourth quarter and full year net sales growth driven by organic volume increases of 7% and 3%, respectively, which overcame negative impacts from foreign currency translation of 3% in both periods ▪ While gross margin declined due to changes in raw material costs and certain one - time costs in the fourth quarter, operating income grew in both the quarter and full year due to higher sales volumes and SG&A cost savings efforts, including the 2015 restructuring program ▪ Record full year adjusted EBITDA of $106.6 million, improving adjusted EBITDA margin to 14.3%, was driven by strong operating performance throughout the year ▪ Strong operating cash flows improved year end cash position 10% to $88.8 million, resulting in a net cash position of $22.3 million Chart #4 Financial Highlights Fourth Quarter and Full Year 2016

($ Millions unless otherwise noted) Q4 2016 Q4 2015 YTD 2016 YTD 2015 Net Sales 191.2 183.3 746.7 737.6 Gross Margin 36.4% 37.5% 37.4% 37.6% Operating Income 20.4 13.2 83.1 71.3 Operating Margin 10.7% 7.2% 11.1% 9.7% Net Income Attributable to Quaker Chemical Corporation 17.4 11.4 61.4 51.2 Earnings Per Diluted Share 1.31 0.86 4.63 3.84 Non - GAAP Earnings Per Diluted Share 1.26 1.16 4.60 4.43 Adjusted EBITDA 25.6 25.3 106.6 101.6 Adjusted EBITDA Margin 13.4% 13.8% 14.3% 13.8% Net (Cash) Debt (22.3) 1.0 --- --- Net Operating Cash Flow 20.8 22.6 73.8 73.4 Effective Tax Rate 17.3% 16.5% 27.6% 25.3% Chart #5 Financial Snapshot

Chart #6 Organic and acquisition - related volume growth despite continued challenges in end - markets 115,000 135,000 155,000 175,000 195,000 215,000 235,000 255,000 25,000 31,000 37,000 43,000 49,000 55,000 61,000 67,000 Full Year Volume Quarter Volume Quarter Volume Full Year Volume Product Volume by Quarter and Year in Thousands of Kilograms

28.0% 34.7% 35.4% 32.6% 33.7% 35.8% 35.7% 37.6% 37.4% 20.0% 25.0% 30.0% 35.0% 40.0% 2008 2009 2010 2011 2012 2013 2014 2015 2016 Gross Margin Percentage 37.5% 38.1% 38.1% 37.2% 36.4% 20.0% 25.0% 30.0% 35.0% 40.0% Q4 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Gross Margin Percentage Chart #7 Quarterly gross margin down on slightly higher raw material costs and certain one - time costs that are not expected to recur Gross Margin Percentage Trends

2008 – 2016 CAGR: 13.0% +740 Margin bps Chart #8 $40.1 $44.2 $66.8 $73.0 $80.9 $89.6 $99.8 $101.6 $106.6 6.9% 9.8% 12.3% 10.7% 11.4% 12.3% 13.0% 13.8% 14.3% 2008 2009 2010 2011 2012 2013 2014 2015 2016 Adjusted EBITDA ($ Mils.) Adjusted EBITDA Margin (%) Adjusted EBITDA Baseline Historical Performance

-$120 -$80 -$40 $0 $40 $80 $120 2008 2009 2010 2011 2012 2013 2014 2015 2016 $ Millions Cash ST/LT Debt Net Cash (Debt) Chart #9 Strong cash flow generation and balance sheet continue to support future growth Balance Sheet Cash and Debt

APPENDIX

Chart #10 Q4 2016 Q4 2015 Full Year 2016 Full Year 2015 GAAP earnings per diluted share attributable to Quaker Chemical Corporation Common Shareholders 1.31$ 0.86$ 4.63$ 3.84$ Equity income in a captive insurance company per diluted share (0.06) (0.07) (0.13) (0.16) Restructuring (credit) expense per diluted share (0.02) 0.36 (0.02) 0.36 Certain uncommon transaction-related expenses per diluted share 0.03 - 0.11 0.15 Customer bankruptcy costs per diluted share - 0.01 - 0.02 Cost streamlining initiatives per diluted share - - - 0.01 Currency conversion impact of the Venezuelan bolivar fuerte per diluted share - - 0.01 0.21 Non-GAAP earnings per diluted share 1.26$ 1.16$ 4.60$ 4.43$ Non - GAAP Earnings Per Diluted Share Reconciliation

Adjusted EBITDA Reconciliation

Quaker
It's what's inside that counts.

	2008	2009	2010	2011	2012	2013	2014	2015	2016
Net income attributable to Quaker Chemical Corporation	9,833	16,058	32,120	45,892	47,405	56,339	56,492	51,180	61,403
Depreciation	10,879	9,525	9,867	11,455	12,252	12,339	12,306	12,395	12,557
Amortization	1,177	1,078	988	2,338	3,106	3,445	4,325	6,811	7,009
Interest expense	5,509	5,533	5,225	4,666	4,283	2,922	2,371	2,585	2,889
Taxes on income before equity in net income of associated companies	4,977	7,065	12,616	14,256	15,575	20,489	23,539	17,785	23,226
Equity loss (income) in a captive insurance company	1,299	162	(313)	(2,323)	(1,812)	(5,451)	(2,412)	(2,078)	(1,688)
Non-cash gain from the purchase of an equity affiliate	-	-	-	(2,718)	-	-	-	-	-
Equity affiliate out of period charge	-	-	564	-	-	-	-	-	-
Restructuring expense (credit)	2,916	2,289	-	-	-	-	-	6,790	(439)
Transition costs related to key employees	3,505	2,443	1,317	-	609	-	-	-	-
Certain uncommon transaction-related expenses	-	-	-	-	-	-	-	2,813	1,531
U.K. pension plan amendment	-	-	-	-	-	-	902	-	-
Customer bankruptcy costs	-	-	-	-	1,254	-	825	328	-
Cost streamlining initiatives	-	-	-	-	-	1,419	1,166	173	-
Non-income tax contingency charge	-	-	4,132	-	-	796	-	-	-
Change in acquisition-related earnout liability	-	-	-	(595)	(1,737)	(497)	-	-	-
Mineral oil excise tax refund	-	-	-	-	-	(2,540)	-	-	-
Currency conversion impact of the Venezuelan bolivar fuerte	-	-	322	-	-	357	321	2,806	88
Adjusted EBITDA	40,095	44,153	66,838	72,971	80,935	89,618	99,835	101,588	106,576
Adjusted EBITDA Margin	6.9%	9.8%	12.3%	10.7%	11.4%	12.3%	13.0%	13.8%	14.3%

Chart #11